Exhibit 1.01

Delphi Technologies PLC
Conflict Minerals Report
For the Year Ended December 31, 2018

Introduction & Background

This Conflict Minerals Report (“CMR”) is for the year ended December 31, 2018 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule imposes certain reporting obligations on U.S. Securities and Exchange Commission (“SEC”) issuers whose manufactured products contain conflict minerals. The Rule defines conflict minerals as cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (“3TG” or “Conflict Minerals”). The Rule focuses on 3TG emanating from the Democratic Republic of the Congo (“DRC”) region and nine adjoining countries (together, the “Covered Countries”).

This report has been prepared by management of Delphi Technologies PLC (herein referred to as “Delphi,” the “Company,” “we,” “us” or “our”). The information includes the activities of all consolidated subsidiaries in which Delphi holds a controlling financial or management interest. It does not include the activities of non-controlled affiliates that are not required to be consolidated.

Executive Summary of the 2018 Conflict Minerals Program

In order to determine the sources of 3TG in its supply chain, Delphi performed a Reasonable Country of Origin Inquiry (“RCOI”) by surveying a significant portion of our supply base for 3TG use. As a result of these survey procedures, Delphi identified 316 smelters and refineries (herein collectively referred to as “smelters”). Of these 316 smelters, 41 were identified as sourcing, or we had a reason to believe they may be sourcing, from the Covered Countries. We then exercised due diligence procedures over these 41 smelters, and as a result identified that 35 of these 41 smelters have been audited and recognized as conformant with the Responsible Minerals Assurance Process (“RMAP”). The remaining six smelters were subject to Delphi’s risk mitigation process according to the OECD Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas, and as a result of this process, Delphi found no reason to believe that five of these six smelters directly or indirectly financed or benefited armed groups in the Covered Countries. Delphi identified some evidence that the remaining smelter, the African Gold Refinery, may be directly or indirectly financing or benefiting armed groups in the Covered Countries. Delphi has initiated action with our suppliers for the removal of all six of these smelters from our supply chain.

I. Company Overview

Delphi is a leader in the development, design and manufacture of vehicle propulsion systems that optimize engine performance, increase vehicle efficiency, reduce emissions, improve driving performance, and support increasing electrification of vehicles. We are a global supplier to original equipment manufacturers (“OEMs”) of both light vehicles (passenger cars, trucks, vans and sport-utility vehicles) and commercial vehicles (light-duty, medium-duty and heavy-duty trucks; commercial vans; buses and off-highway vehicles). In addition, we manufacture and sell our products and provide value added services to leading aftermarket companies, including independent retailers and wholesale distributors. As of December 31, 2018, we operated 21 major manufacturing facilities and 12 major technical centers, with a presence in 24 countries.

Products

As of December 31, 2018, our business operated as two segments, grouped on the basis of similar product, market and operating factors:

▪	Powertrain Systems. This segment offers high quality components and complete engine management systems to help optimize performance, emissions and fuel economy.

▪	Aftermarket. This segment offers aftermarket products and services to independent aftermarket customers and original equipment service customers.

Following completion of our due diligence measures, as described below, it was determined that, like many of our peers in the automotive industry, Delphi’s products contain 3TG materials. Delphi considers these 3TG materials necessary to the functionality or production of a significant portion of our manufactured products in all of our operating segments. Delphi has designed and implemented a Conflict Minerals process, including performance of due diligence measures, to be consistent, in all material respects, with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, including the related supplements on tantalum, tin, tungsten and gold (the “OECD Guidance”).

II. Reasonable Country of Origin Inquiry

We procure our raw materials and components from a variety of suppliers around the world. We rely on our direct suppliers to provide information on the source of the 3TG materials contained in components and materials supplied to us - including sources of 3TG that are supplied to them from upstream suppliers.

Supplier RCOI

Delphi designed its Supplier RCOI process to identify, to the best of its efforts, the smelters of 3TG within Delphi’s supply chain in accordance with Step 2A of the OECD Guidance. Delphi conducted a good faith, risk-based applicability assessment of its supply base to identify those suppliers that were reasonably believed to supply products or components to us that may contain 3TG from one or more of the Covered Countries. Delphi identified the suppliers based on information in its material data system, including the International Material Data System (“IMDS”), assessments by Delphi purchasing and materials personnel and information disclosed to us in prior years. Delphi’s supplier RCOI process included surveying the identified relevant suppliers (which represented 121 suppliers and/or original manufacturers that supply parts and materials for products manufactured by Delphi that we believe may contain 3TG). Delphi’s 2018 RCOI process was designed to include substantially all of the parts and materials necessary to the functionality or production of products manufactured by Delphi in 2018. Delphi did not include suppliers to our Aftermarket segment, suppliers of indirect material, such as packaging or office supplies, or providers of services, in its supplier survey.

These relevant suppliers and original manufacturers were contacted, provided with Delphi’s Conflict Minerals policy, and requested to disclose to us the sources of 3TG materials used in the products sold to us, including smelter information, via the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”). We reviewed all supplier responses for completeness and accuracy. For suppliers that did not provide adequate responses, where additional follow-up was needed based on the Company’s internal risk assessment methodology, or if responses were not provided in a timely manner, we actively solicited clarifications and responses.

Our 2018 RCOI and supplier response results represented approximately 100% of the Company’s total Annual Purchase Value (“APV”) from the relevant suppliers. After review of these responses, Delphi consolidated the supplier responses into a single list of unique smelter names which met the definition of a smelter under one of three industry recognized audit protocols. We then reviewed this listing of smelters and compared it to the RMI list of known smelters as well as industry peers in order to determine if we had identified reasonably all of the smelters in our supply chain. As a result of the supplier RCOI process, 316 smelters of 3TG were identified by our suppliers.

The large majority of the CMRT responses received from our suppliers provided data to us at a total company level, and our suppliers were unable to specify the smelters or refiners used for the specific components supplied to us during the reporting period. We are therefore unable to determine whether the 3TGs reported by our suppliers were contained in components or parts supplied to us during the reporting period. We are also unable to verify that all of the 3TG smelters that our suppliers identified were part of our supply chain. Based on the information provided by our suppliers, we made a reasonable good faith effort to collect and evaluate the information concerning 3TG smelters in our supply chain.

Smelter RCOI

Delphi assessed the country of origin information for the 316 smelters identified by our suppliers, and determined that 41 of these smelters either source, or Delphi had a reason to believe they may source, 3TG from the Covered Countries. Due to the overlap between smelter RCOI and smelter due diligence, our smelter RCOI process is summarized below in the Due Diligence section of this report.

III. Due Diligence Process

Establishment of Strong Company Management Systems (OECD Step 1)

•
Company Policies (1A) - Delphi has adopted a Conflict Minerals Policy which is publicly available at https://delphi.portal.covisint.com/documents/107627/21076351/DelphiTechnologiesConflictMineralsPolicy.pdf/b00e7020-bbd2-4bec-8998-f8caf27dbac1. Delphi communicated its policy directly to its suppliers as part of the RCOI process, as further described below.

•
Internal Management Team (1B) - We maintain a cross-functional Conflict Minerals Team to support Delphi’s supply chain due diligence and the implementation and monitoring of an effective Conflict Minerals program, including compliance activities associated with the Rule. The Conflict Minerals Team periodically reports the status of Delphi’s Conflict Minerals program to a Conflict Minerals Steering Committee comprised of designated senior management members, including the Senior Vice President, General Counsel, Secretary and Chief Compliance Officer and the Vice President of Global Supply Chain Management.

•
System of Supply Chain Controls and Transparency (1C) - We established a system of controls over the Company’s mineral supply chain, including the implementation of a process to collect information to perform the RCOI and due diligence procedures described below, as well as a risk assessment methodology designed to define, identify, mitigate and manage risks. Should a risk arise, it would be reported to the designated members of senior management that comprise the Conflict Minerals Steering Committee.

Delphi supports an industry-wide approach to addressing social responsibility matters regarding Conflict Minerals. During the 2018 reporting period, Delphi was an active member in the Automotive Industry Action Group (“AIAG”).

•
Supplier Engagement (1D) - Due to our size and the nature of our products, and the corresponding size and depth of our supply chain, it is difficult to identify actors upstream from our direct suppliers. We rely on our suppliers to provide us with information concerning the source and chain of custody of 3TG contained in the products and components they supply. Many of our suppliers are also subject to the Rule, and they rely on information provided by their upstream suppliers. Our standard global contract terms and conditions require suppliers to provide information with respect to the origin of their products supplied to Delphi. We also communicated with suppliers regarding our Conflict Minerals program, as detailed in this Conflict Minerals Report, which included direct engagement with our suppliers to collect required supplier and smelter RCOI and due diligence data, as further described below. This engagement included providing training to our suppliers on our Conflict Minerals program, if such assistance was requested by a supplier. We continue to maintain and communicate to our suppliers a dedicated email address (CM@Delphi.com) to facilitate supplier communication with us regarding Conflict Minerals.

As a downstream entity, we drive responsible sourcing through our supply chain by exercising due diligence over our suppliers’ sourcing of raw materials in their upstream supply chains. We mitigate risks associated with the sourcing of 3TGs by working with our suppliers to identify 3TG smelters and refiners and encouraging those facilities to become RMAP Conformant. We also support broader industry efforts to promote responsible mining and sourcing, as further described above.

•
Grievance Mechanism (1E) - We have grievance mechanisms through which our employees and suppliers can report suspected or potential violations of our policies, laws or general ethics or compliance concerns. We maintain an e-mail address (CM@Delphi.com) for suppliers to ask questions, voice concerns and report violations with respect to our Conflict Minerals program. Delphi also maintains a reporting system that allows employees and others to ask questions, voice concerns and report violations with respect to Delphi policies confidentially and anonymously.

Identification and Assessment of Risks in the Supply Chain (OECD Step 2)

As described in the Reasonable Country of Origin section above, we surveyed our supply base to identify the smelters in their supply chain, as well as the country of origin, source and chain of custody of 3TGs in order to identify each of the smelters that placed conflict minerals into our supply chain, which we believed would facilitate our ability to identify the source and chain of custody of the conflict minerals contained in our products.

Design and Implement a Strategy to Respond to Risks (OECD Step 3)

In response to the risk assessment described in the foregoing section, Delphi has an approved risk management process through which the conflict minerals program is implemented, managed and monitored. Delphi performs risk mitigation on any high-risk smelter (smelters that are identified as sourcing, or believed to be sourcing, from the Covered Countries) that is not recognized as RMAP Conformant. Delphi’s risk mitigation process was designed in accordance with Step 3B of the OECD Guidance and is reported to the designated members of senior management that comprise the Conflict Minerals Steering Committee in accordance with Step 3A of the OECD Guidance. If there is reason to believe the smelters subject to Delphi’s risk mitigation process were directly or indirectly financing or benefiting armed groups in the Covered Countries, Delphi would initiate action with our suppliers for the removal of this smelter from our supply base, which is consistent with Step 3B of the OECD Guidance and helps prevent unnecessary boycotts of the Covered Countries.

Third Party Audit of Supply Chain Due Diligence (OECD Step 4)

Delphi utilizes a third party conflict minerals service that has passed an independent private sector audit (IPSA) on its due diligence process.

Annual Reporting on Supply Chain Due Diligence (OECD Step 5)

Delphi’s Form SD and CMR are filed annually with the SEC, and a copy of the CMR is publicly available on the Company’s website in the Financial Information section of the Investors page at http://ir.delphi.com.

IV. Due Diligence Performance and Results

Delphi exercised due diligence on the source and chain of custody of all 3TGs that Delphi identified as sourced, or had reason to believe may have been sourced, from the Covered Countries in accordance with a nationally or internationally recognized due diligence framework.

Delphi designed its smelter RCOI and due diligence processes in accordance with the applicable sections of Steps 2, 3 and 4 of the OECD Guidance. Based on its assessment of the survey responses received from suppliers as part of its RCOI process, Delphi performed smelter RCOI and due diligence measures as described below in a manner consistent with the OECD Guidance on the smelters that were identified by our suppliers as potential sources of 3TG in our products.

For each 3TG smelter that was identified by our suppliers as being in Delphi’s supply chain, Delphi attempted to directly engage the smelter to determine whether or not the smelter sourced from the Covered Countries. For smelters that did not respond to direct engagement, Delphi reviewed publicly available information to determine if there was any reason to believe that the smelter may have sourced 3TG from the Covered Countries during the reporting period. This information included the most recent report by the United Nations (“U.N.”) Group of Experts on the Democratic Republic of the Congo, publications by non-governmental organizations the Enough Project, Global Witness, Southern Africa Resource Watch and Radio Okapi (the U.N. funded news organization in the conflict region of the DRC) and a search of other publicly available information. For smelters that declared directly (e.g. through correspondence, publicly available conflict minerals policy, or information available on their website), or through their relevant industry association, that they did not source from the Covered Countries, and were not recognized as RMAP Conformant, Delphi reviewed the publicly available information sources listed above to determine if there was any contrary evidence to the smelter’s declaration.

Due Diligence Results

As a result of these procedures, 41 of the 316 smelters identified by our suppliers either source, or Delphi had reason to believe they may source, 3TG from the Covered Countries. The countries of origin of 3TG from these 41 smelters may include the DRC, Rwanda, Burundi, Tanzania, Uganda, and Zambia.

Of these 41 smelters, 35 smelters were conformant with the RMAP and were accordingly listed on the RMI’s website as RMAP Conformant, meaning that the smelters have been determined to be conformant with the RMAP’s, or an equivalent, independent third-party audit program.

The following table categorizes the smelters identified by our suppliers as being in our supply chain by 3TG mineral, those identified as sourcing from the Covered Countries and RMAP status:

	Covered Country Sourced				Non-Covered Country Sourced
	RMAP Conformant	RMAP Active or TI-CMC Member	Known or Believed	Total	RMAP Conformant	RMAP Active or TI-CMC Member	Known or Believed	Total	Total Smelters
Tin	2	—	—	2	69	2	7	78	80
Tantalum	18	—	—	18	22	—	—	22	40
Tungsten	6	—	—	6	34	1	2	37	43
Gold	9	—	6	15	92	5	41	138	153
Total	35	—	6	41	217	8	50	275	316

All compliance status information in the above table is as of March, 22, 2019, and is based solely on information made publicly available by the RMI and listed on the their website, without independent verification by us. “Conformant” means that the smelter was listed as conformant with the RMAP assessment protocols. “Active” means that the smelter has committed to undergo an RMAP audit or is participating in one of the cross-recognized certification programs, such as members of the Tungsten Industry-Conflict Minerals Council (“TI-CMC”). Smelters not listed as Conformant or Active are classified as “Known or Believed”. Sourcing status information is based on information received directly from the smelters, information received through the RMAP and/or the other public information sources listed above. Included in “Covered Country Sourced” are smelters which Delphi had reason to believe may source from the Covered Countries and included in “Non-Covered Country Sourced” are smelters which Delphi had no reason to believe source from the Covered Countries.

The mines used by these smelters are not publicly available and were not disclosed by these smelters. We have concluded that requiring our suppliers to complete the CMRT and conducting the due diligence process described above represents the most reasonable best effort we can make at this time to identify the mines and countries of origin of 3TGs contained in our products with the greatest possible specificity.

Risk Mitigation

Delphi conducted risk mitigation on the smelters that were identified as sourcing, or believed to be sourcing, from the Covered Countries and that were not recognized as RMAP Conformant. Delphi’s risk mitigation was designed in accordance with Step 3B of the OECD Guidance and was reported to the designated members of senior management that comprise the Conflict Minerals Steering Committee in accordance with Step 3A of the OECD Guidance.

Delphi conducted risk mitigation on six gold smelters that Delphi had reason to believe may source from the Covered Countries. Based on the information provided by our suppliers, the gold provided by these smelters may have been included in some products manufactured in 2018 by our Powertrain Systems segment.

Delphi’s risk mitigation process included performing additional due diligence to determine if there was any reason to believe the smelter directly or indirectly financed or benefited armed groups in the Covered Countries. This additional due diligence included further review of the publicly available information sources noted above in order to determine if there was any reason to believe the smelter directly or indirectly financed or benefited armed groups in the Covered Countries, verifying with internal stakeholders and relevant suppliers whether 3TGs from the smelter were actually in Delphi’s supply chain in the 2018 reporting period and direct engagement with each high risk smelter to verify risk and to encourage the smelter to become RMAP Conformant. As a result of this process, Delphi found no reason to believe five of six high risk gold smelters directly or indirectly financed or benefited armed groups in the Covered Countries. Delphi identified some information that the African Gold Refinery may be directly or indirectly financing or benefiting armed groups in the Covered Countries. Delphi has initiated action with our suppliers for the removal of all six of these smelters from our supply base, which is consistent with Step 3B of the OECD Guidance and helps prevent unnecessary boycotts of the Covered Countries.

Continuous Improvement of Supply Chain Due Diligence

The activities undertaken by Delphi as described in this report have helped to mitigate the risk that the 3TG materials necessary to our products benefited armed groups in the Covered Countries. Going forward, we intend to take the following steps to improve our due diligence process and further mitigate the risk that the 3TG materials necessary to our products benefit armed groups:

1) Continue to strengthen our engagement with our suppliers regarding Conflict Minerals, including requiring CMRT information for key suppliers and any new supplier;

2) Continue to drive our suppliers to obtain current, accurate, and complete information from their supply chain about their smelters and refiners of Conflict Minerals;

3) Encourage smelters identified as part of our supply chain which are sourcing, or believed to be sourcing, from the Covered Countries to be audited and certified to a protocol recognized by the RMAP, either directly or indirectly through suppliers and/or relevant industry partnerships, including follow-up in 2019 on smelters that required risk mitigation in 2018; and

4) Evaluate participation in relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

Additional Risk Factors

The statements within this CMR are based on the RCOI process and due diligence performed in good faith by Delphi, and are based on the information available at the time. A number of factors could introduce errors or otherwise affect the statements made within. These factors include, but are not limited to, gaps in supplier data, gaps in smelter data, errors or omissions in information provided by suppliers, errors or omissions in information provided by smelters, confusion by suppliers over requirements of the SEC final rule, gaps in supplier education and knowledge, errors or omissions in public information, translation of public data, oversights or errors in conflict-free smelter audits, Covered Country-sourced materials being declared secondary materials, illegally tagged conflict minerals from Covered Countries being introduced into the supply chain, and smuggling of Conflict Minerals from Covered Countries to countries beyond the Covered Countries.

Appendix to the 2018 Conflict Minerals Report of Delphi Technologies PLC Processing Facilities Identified in Supplier CMRT Responses

The following table lists the name and 3TG of the processing facilities identified in supplier CMRT responses to Delphi as part of its 2018 reasonable country of origin inquiry as described in the CMR. All information in the following table is based on information made publicly available by the RMI and listed on the RMI website as of February 7, 2019.

3TG Metal	Standard Smelter Name	Smelter ID
Gold	Abington Reldan Metals, LLC	CID002708
Gold	Advanced Chemical Company	CID000015
Gold	African Gold Refinery	CID003185
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Al Etihad Gold Refinery DMCC	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	Asahi Pretec Corp.	CID000082
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Gold	AU Traders and Refiners	CID002850
Gold	Aurubis AG	CID000113
Gold	Bangalore Refinery	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	Caridad	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Cendres + Métaux S.A.	CID000189
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	Daejin Indus Co., Ltd.	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Gold	DODUCO Contacts and Refining GmbH	CID000362
Gold	Dowa	CID000401
Gold	DS PRETECH Co., Ltd.	CID003195
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Eco-System Recycling Co., Ltd.	CID000425
Gold	Emirates Gold DMCC	CID002561
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Geib Refining Corporation	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	Guangdong Jinding Gold Limited	CID002312
Gold	Gujarat Gold Centre	CID002852

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	HeeSung Metal Ltd.	CID000689
Gold	Heimerle + Meule GmbH	CID000694
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CID002519
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773
Gold	HwaSeong CJ Co., Ltd.	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Italpreziosi	CID002765
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Uralelectromed	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kaloti Precious Metals	CID002563
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	Kyrgyzaltyn JSC	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Gold	L’azurde Company For Jewelry	CID001032
Gold	L’Orfebre S.A.	CID002762
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Gold	Marsam Metals	CID002606
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Modeltech Sdn Bhd	CID002857
Gold	Morris and Watson	CID002282
Gold	Moscow Special Alloys Processing Plant	CID001204

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	NH Recytech Company	CID003189
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326
Gold	OJSC Novosibirsk Refinery	CID000493
Gold	PAMP S.A.	CID001352
Gold	Pease & Curren	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Planta Recuperadora de Metales SpA	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Précinox S.A.	CID001498
Gold	QG Refining, LLC	CID003324
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522
Gold	Remondis Argentia B.V.	CID002582
Gold	Republic Metals Corporation	CID002510
Gold	Royal Canadian Mint	CID001534
Gold	SAAMP	CID002761
Gold	Sabin Metal Corp.	CID001546
Gold	Safimet S.p.A	CID002973
Gold	SAFINA A.S.	CID002290
Gold	Sai Refinery	CID002853
Gold	Samduck Precious Metals	CID001555
Gold	SAMWON Metals Corp.	CID001562
Gold	SAXONIA Edelmetalle GmbH	CID002777
Gold	SEMPSA Joyería Platería S.A.	CID001585
Gold	Shandong Humon Smelting Co., Ltd.	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Singway Technology Co., Ltd.	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153
Gold	Sudan Gold Refinery	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	SungEel HiMetal Co., Ltd.	CID002918
Gold	Super Dragon Technology Co., Ltd.	CID001810
Gold	T.C.A S.p.A	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947

Gold	Tony Goetz NV	CID002587
Gold	TOO Tau-Ken-Altyn	CID002615
Gold	Torecom	CID001955
Gold	Umicore Brasil Ltda.	CID001977
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Universal Precious Metals Refining Zambia	CID002854
Gold	Valcambi S.A.	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Yamakin Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Gold	Zhongkuang Gold Industry Co., Ltd.	CID002214
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Tantalum	Asaka Riken Co., Ltd.	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	D Block Metals, LLC	CID002504
Tantalum	Exotech Inc.	CID000456
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	H.C. Starck Inc.	CID002548
Tantalum	H.C. Starck Ltd.	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	Jiujiang Janny New Material Co., Ltd.	CID003191
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	KEMET Blue Metals	CID002539
Tantalum	KEMET Blue Powder	CID002568
Tantalum	LSM Brasil S.A.	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineração Taboca S.A.	CID001175
Tantalum	Mitsui Mining & Smelting	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	NPM Silmet AS	CID001200
Tantalum	Power Resources Ltd.	CID002847
Tantalum	QuantumClean	CID001508

Tantalum	Resind Indústria e Comércio Ltda.	CID002707
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemicals	CID001869
Tantalum	Telex Metals	CID001891
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Tin	Alpha	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190
Tin	China Tin Group Co., Ltd.	CID001070
Tin	CV Ayi Jaya	CID002570
Tin	CV Dua Sekawan	CID002592
Tin	CV Gita Pesona	CID000306
Tin	CV United Smelting	CID000315
Tin	CV Venus Inti Perkasa	CID002455
Tin	Dowa	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	EM Vinto	CID000438
Tin	Estanho de Rondônia S.A.	CID000448
Tin	Fenix Metals	CID000468
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848
Tin	Gejiu Jinye Mineral Company	CID002859
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Melt Metais e Ligas S.A.	CID002500
Tin	Metallic Resources, Inc.	CID001142
Tin	Metallo Belgium N.V.	CID002773
Tin	Metallo Spain S.L.U.	CID002774
Tin	Mineração Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Modeltech Sdn Bhd	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	Operaciones Metalurgical S.A.	CID001337
Tin	Pongpipat Company Limited	CID003208

Tin	PT Aries Kencana Sejahtera	CID000309
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Bangka Serumpun	CID003205
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT DS Jaya Abadi	CID001434
Tin	PT Inti Stania Prima	CID002530
Tin	PT Karimun Mining	CID001448
Tin	PT Kijang Jaya Mandiri	CID002829
Tin	PT Lautan Harmonis Sejahtera	CID002870
Tin	PT Menara Cipta Mulia	CID002835
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Panca Mega Persada	CID001457
Tin	PT Premium Tin Indonesia	CID000313
Tin	PT Prima Timah Utama	CID001458
Tin	PT Rajehan Ariq	CID002593
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Sukses Inti Makmur	CID002816
Tin	PT Sumber Jaya Indah	CID001471
Tin	PT Timah (Persero) Tbk Kundur	CID001477
Tin	PT Timah (Persero) Tbk Mentok	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tommy Utama	CID001493
Tin	Resind Indústria e Comércio Ltda.	CID002706
Tin	Rui Da Hung	CID001539
Tin	Soft Metais Ltda.	CID001758
Tin	Super Ligas	CID002756
Tin	Thaisarco	CID001898
Tin	Tin Technology & Refining	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Tin Company Limited	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004
Tungsten	ACL Metais Eireli	CID002833
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Global Tungsten & Powders Corp.	CID000568

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CID003182
Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Moliren Ltd.	CID002845
Tungsten	Niagara Refining LLC	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889
Tungsten	Unecha Refractory Metals Plant	CID002724
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	CID002044
Tungsten	Woltech Korea Co., Ltd.	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095